EXHIBIT 5.1

August 13, 2014

Sprouts Farmers Market, Inc.

11811 N. Tatum Boulevard

Suite 2400

Phoenix, Arizona 85028

Re:	Sprouts Farmers Market, Inc. – Registration Statement on Form S-3 ASR (Reg. No. 333-198039)

Ladies and Gentlemen:

We have acted as counsel for Sprouts Farmers Market, Inc., a Delaware corporation (the “Company”), in connection with the above-referenced Registration Statement (the “Registration Statement”) which has been filed by the Company under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”). Pursuant to the Registration Statement, certain equity holders of the Company (the “Selling Stockholders”) are offering and selling up to 17,250,000 shares (the “Shares”) of common stock, $0.001 par value per share (“Common Stock”). The Shares include up to 708,610 shares of Common Stock to be issued upon the exercise of options prior to the completion of the offering (the “Option Shares”). The Shares also include 2,250,000 shares of Common Stock that may be sold by the Selling Stockholders upon the exercise of the underwriters’ option to purchase additional shares of Common Stock. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation of the Company, (ii) the by-laws of the Company, (iii) the Certificate of Conversion of Sprouts Farmers Markets, LLC, a Delaware limited liability company, into the Company filed with the Secretary of the State of Delaware on July 29, 2013, (iv) the Registration Statement, (v) the prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated August 12, 2014 of the Company, which was filed by the Company with the Commission on August 13, 2014 pursuant to 424(b)(3) promulgated under the Securities Act, and (vi) such other documents and records as we deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies.

As to any facts that are material to the opinions hereinafter expressed, we have relied without investigation upon certificates of officers of the Company.

August 13, 2014

Based on the foregoing, we are of the opinion that:

i.	the Shares, except for the Option Shares, are validly issued, fully paid and non-assessable and

ii.	the Option Shares will be validly issued, fully paid and non-assessable upon exercise of the options pursuant to which such Shares are to be issued in accordance with the terms thereof.

Our opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions.

The opinions expressed herein are limited to the Delaware General Corporation Law and reported judicial decisions applicable thereto and we express no opinion as to laws of any other jurisdiction.

This letter is effective only as of the date hereof. We do not assume responsibility for updating this letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to our attention, subsequent to the date hereof.

We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP